UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2014

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2014 the Board of Directors of American States Utility Services, Inc. (“ASUS”) promoted James C. Cotton to Senior Vice President and Procurement Officer of ASUS effective December 18, 2014.  ASUS is a wholly-owned subsidiary of American States Water Company (“AWR” or “the Company”).  The Board of Directors of ASUS has delegated to Mr. Cotton many of the duties of Mr. McClellan Harris who retired as Senior Vice President and Assistant Secretary of ASUS on November 21, 2014.

Mr. Cotton has served as Vice President of Contracts for ASUS since November 2012.  Mr. Cotton joined ASUS in June 2008 as Director of Contracts.  He is 41 years old.

In his new position, Mr. Cotton’s base salary will be increased to $260,000 per year.  He will also be entitled to an increase in the target value of his long-term incentive compensation to be awarded in 2015.  The target value will be increased to $120,000 with the number of shares and the conditions attached to such awards to be determined at the time that awards are made to all executive officers of AWR and its subsidiaries in 2015 pursuant to AWR’s 2008 Stock Incentive Plan. In addition, Mr. Cotton will be entitled to an increase in the target value of the short-term incentive compensation to be awarded for 2015.  The target value will be increased to 35 percent of Mr. Cotton’s new base salary, or $91,000 based on his $260,000 base salary, with the conditions attached to the award to be determined at the time that awards are made to all executive officers of AWR and its subsidiaries for 2015 pursuant to the AWR Performance Incentive Plan.

There is no arrangement or understanding between Mr. Cotton and any other person pursuant to which he was appointed as Senior Vice President and Procurement Officer of ASUS. There is no family relationship between Mr. Cotton and any other executive officer, employee or director of the Company or any of its subsidiaries.  There has been no transaction since January 1, 2014, or any currently proposed transaction, involving the Company or any of its subsidiaries in which Mr. Cotton has a material interest or any other business relationship or transaction between the Company or any of its subsidiaries and Mr. Cotton involving an amount exceeding $120,000.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.   This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated December 22, 2014 in which American States Water Company Announces Promotion of James C. Cotton to Senior Vice President of ASUS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date:	December 22, 2014	/s/ Eva G. Tang
Eva G. Tang
Senior Vice President – Finance, Chief Financial
Officer, Treasurer & Corporate Secretary